NSAR ITEM 77O
December 1, 2003 - May 31, 2004
VK High Yield Municipal Bond Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           The City of New  Bear Stearns 10,955,000  0.153%      3/18/04
                York GO Bonds,
                2004 Series

    2           The City of New  Bear Stearns  5,000,000  0.526%      3/18/04
                York GO Bonds,
                2004 Series



Underwriters for #1
Citigroup
M.R. Beal & Company
JP Morgan
Ramirez & Co., Inc.
Advest/Lebenthal
Commerce Capital Markets, Inc.
Jackson Securities
Loop Capital Markets, LLC
Raymond James & Associates, Inc.
Bear, Stearns & Co. Inc.
Morgan Stanley
First Albany Capital Inc.
Lehman Brothers
Apex Pryor Securities
RBC Dain Rauscher Inc.
Janney Montgomery Scott LLC
Popular Securities
UBS Financial Services Inc.
Goldman, Sachs & Co.
Merrill Lynch & Co.
Roosevelt & Cross Incorporated
CIBC World Markets
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated
Prager Sealy & Co., LLC
Wachovia Bank, National Association


Underwriters for #2
Citigroup
M.R. Beal & Company
JP Morgan
Ramirez & Co., Inc.
Advest/Lebenthal
Commerce Capital Markets, Inc.
Jackson Securities
Loop Capital Markets, LLC
Raymond James & Associates, Inc.
Bear, Stearns & Co. Inc.
Morgan Stanley
First Albany Capital Inc.
Lehman Brothers
Apex Pryor Securities
RBC Dain Rauscher Inc.
Janney Montgomery Scott LLC
Popular Securities
UBS Financial Services Inc.
Goldman, Sachs & Co.
Merrill Lynch & Co.
Roosevelt & Cross Incorporated
CIBC World Markets
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated
Prager Sealy & Co., LLC
Wachovia Bank, National Association